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                                                                    EX-99(14)(i)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement of Franklin Templeton Variable Insurance Products Trust on Form N-14 of our report dated February 5, 2002, relating to the financial statements and financial highlights of Franklin Small Cap Fund, a series of Franklin Templeton Variable Insurance Products Trust, in the December 31, 2001 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Auditor."

                                        /s/ PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP


San Francisco, California
November 19, 2002